Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

November 16, 2016

Bojangles’, Inc.

9432 Southern Pine Boulevard;

Charlotte, NC 28273

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Bojangles’, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the resale of up to 25,779,981 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Selling Stockholder Shares”) that were issued prior to the filing of the Registration Statement and that may be sold from time to time by certain stockholders of the Company identified in such various Prospectus Supplements as selling stockholders (the “Selling Stockholders”). The Selling Stockholders Shares may be sold by the Selling Stockholders from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Selling Stockholder Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind, including our opinion expressed below, insofar as it relates to the Selling Stockholders Shares being fully paid) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that all requisite third-party consents necessary to register and/or issue the Selling Stockholder Shares have been obtained by the Company.

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www.pepperlaw.com

Bojangles’, Inc.

November 16, 2016

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Selling Stockholders Shares have been duly authorized and are validly issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of Section 7 of the Securities Act. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP